Exhibit 99.1

CONTACT:	Daniel T. Hendrix
President and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

FD
Christine Mohrmann, Bob Joyce
(212) 850-5600

INTERFACE ANNOUNCES PENDING SALE OF ITS FABRICS DIVISION

ATLANTA, Georgia, June 20, 2007 - Interface, Inc. (Nasdaq: IFSIA), a worldwide floorcoverings and fabrics company, today announced that it has entered into a definitive agreement to sell its fabrics division in an all-cash transaction valued at up to $70 million. The division, known as InterfaceFABRIC, is a leading producer of interior fabrics and upholstery products, which it markets under the Guilford of Maine®, Chatham® and Terratex® brands, and provides specialized automotive textile solutions.
The fabrics division will be sold to an affiliate of Sun Capital Partners, a leading private investment firm. According to the terms of the agreement, Interface will receive approximately $63.5 million in cash proceeds at the closing of the transaction, with potential for an additional $6.5 million in cash proceeds, subject to the division meeting certain performance metrics over the subsequent six to eighteen months period. The transaction is expected to close during the third quarter, subject to regulatory review and other customary closing conditions. Upon closing, the transaction is expected to be accretive to Interface’s results by approximately $0.05 to $0.08 per diluted share on an annualized basis. In the second quarter of 2007, the Company expects to reflect the fabrics division as discontinued operations in its financial statements, and record an after-tax, non-cash loss of approximately $9.0 million, or $0.15 per diluted share, as well as other after-tax exit costs and expenses estimated at $5.0 million, or $0.08 per diluted share, as a result of the transaction (of these exit costs and expenses, the Company estimates that between $3.8 million to $6.0 million represent cash costs and expenses). The final loss and expenses related to the disposition will be determined after the closing of the transaction based upon the closing balance sheet of the division.
For the full year 2006, the fabrics division generated revenue of $161.2 million and an operating loss of $27.3 million, and had depreciation and amortization of $9.4 million. These full year 2006 results include the operations of Interface’s former European fabrics business, which was sold in April 2006. The divested European fabrics business accounted for sales of $17.3 million and an operating loss (after a $20.7 million goodwill impairment charge) of $19.6 million in 2006.
“We are pleased to enter this transaction with an affiliate of Sun Capital Partners and believe that the sale of our fabrics division is a good strategic and financial decision for Interface,” said Daniel T. Hendrix, President and Chief Executive Officer. “Strategically, the sale will allow Interface management to focus on leveraging the opportunities within our core modular carpet and Bentley Prince Street divisions, which have delivered consistently strong performance, while also providing the fabrics division with the resources to execute on its promising operating strategy. Financially, the transaction is in keeping with our goal of reducing our outstanding debt and further strengthening our balance sheet. I’d like to thank the employees of our fabrics division for their continuing dedication and hard work.”

M. Steven Liff, a Managing Director of Sun Capital Partners, added: “We are excited about the opportunity for our affiliate to acquire Interface’s fabrics division. We believe that the market is robust for commercial interiors and we see strong potential to increase the efficiencies within the fabrics division while leveraging its unique brands to enhance the division’s future growth.”

Interface, Inc. is a recognized leader in the worldwide interiors market, offering floorcoverings and fabrics. The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value. The Company is the world’s largest manufacturer of modular carpet under the InterfaceFLOR, FLOR, Heuga and Bentley Prince Street brands, and, through its Bentley Prince Street brand, enjoys a leading position in the high quality, designer-oriented segment of the broadloom carpet market. The Company’s InterfaceFABRIC business is a leading producer of interior fabrics and upholstery products, which it markets under the Guilford of Maine, Chatham and Terratex brands, and provides specialized automotive textile solutions.

Sun Capital Partners, Inc. is a leading private investment firm focused on leveraged buyouts, equity, debt, and other investments in market-leading companies that can benefit from its in-house operating professionals and experience. Sun Capital affiliates have invested in and managed more than 155 companies worldwide with combined sales in excess of $35.0 billion since Sun Capital’s inception in 1995. Sun Capital has offices in Boca Raton, Los Angeles, and New York, as well as affiliates with offices in London, Tokyo, and Shenzhen. For more information, please visit www.SunCapPart.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” “Our Chairman, together with other insiders, currently has sufficient voting power to elect a majority of our Board of Directors,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.” Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

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